Exhibit 99.1

SUBSCRIPTION AGREEMENT

Maysia Resources Corporation
1600 Beach Avenue
Suite 1810-D
Vancouver, British Columbia
Canada V6G 1Y8

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of Maysia Resources Corporation (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that __________________________________ solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than ____________________________.

MAKE CHECK PAYABLE TO: Maysia Resources Corporation

Executed this _____ day of ___________________, 200___.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Maysia Resources Corporation

By:

Title: